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                                                                  Exhibit (j)(2)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ING Series Fund, Inc.:

We consent to the use of our reports, incorporated herein by reference, dated July 27, 2006, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered
Public Accounting Firm" in the Statement of Additional Information.



                                          /s/ KPMG LLP

Boston, Massachusetts
September 20, 2006